Exhibit 99.1

Contact: Andre Scholz

Phone: 1-212-239-8210

E-mail: Andre@kiwiboxinc.com

KIWIBOX.COM MONETIZES MOBILE USAGE ALONGSIDE SUBSTANTIAL MOBILE GROWTH

New York- March 12, 2012-Kiwibox.com [KIWB.OTC] The Kiwibox network is proud to announce a partnership for its growing mobile advertising space on both its social networking platforms KWICK.DE and KIWIBOX.COM to monetize the shift to this growing mobile usage. In partnering with Stroer Interactive GmbH, one of the leading independent online marketing companies in Germany, the Kiwibox network is projected to earn annual revenues of $150,000 from this partnership over the next 12 months. In preparation, Kiwibox modified its mobile applications over multiple platforms during the last quarter to accommodate for location and target-group based advertising without disrupting our members’ “one thumb” mobile navigation.

With the increasing migration to mobile, 40% of all members log-in to Kiwibox and Kwick via their mobile devices and we fully expect this mobile log-in rate to increase. Based on these numbers and our new partnership we expect advertising revenue to increase by 2000%.

About Kiwibox.com: Company History

Kiwibox.com was initially founded in 1999 to give teenagers a voice on theInternet and was a leader in the teen oriented world for several years.In August 2007, the company was bought by Magnitude Information Systems, Inc.,a publicly listed company. In 2008, the company launched a new version,Kiwibox 2.0 and in October 2009 the company launched Kiwibox 3.0, shifting itsaudience focus from teenagers to young adults. On December 31, 2009, KiwiboxMedia Inc. merged with Magnitude Information Systems and changed its name toKiwibox.com, Inc., the New York-based social network. In the first quarter of2011, Kiwibox.com acquired Pixunity.de, Half a year later Kiwibox.com successfully released an English-Version for the US-market, www.pixunity.com.On September 31st, 2011 Kiwibox.com acquired the German social networkcommunity Kwick! and finalized the acquisition in May 2012. KWICK!'sfunctionality mirrors that of Kiwibox,com, and maintains an activity rate ofmore than 2 billion page impressions a month. In the 2nd Quarter 2012Kiwibox.com announced the Spanish versions of its social network platforms kiwibox.com and Kwick.de Kiwibox common shares are listed on theover-the-counter, Bulletin Board market under the symbol KIWB.OB.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors, which include but are not limited to, statements regarding the company's potential acquisitions, its ability to obtain financing for these acquisitions, its ability to integrate any acquisition into its business and operations and manage such processes, its ability to expand its membership, users and internet brand and its projected financial results. The company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the after effects of the global economic downturn, changes in political, business and economic conditions, including any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company's ability to deal with the increasingly competitive ecommerce environment, including competition for its targeted internet audiences, potential advertisers and, in general, from other social networks; the company's need and ability to manage other regulatory, tax and litigation risks as its services become offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its market approach and offerings; the company's ability to upgrade and develop its systems, infrastructure and user-member service capabilities at reasonable cost; and the company's ability to maintain site stability and performance on its site while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.